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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 25, 2005 (except Note 17, as to which the date is August __, 2005) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-126691) and related Prospectus of Caribou Coffee Company, Inc. and Affiliates dated August 25, 2005.

                                                   Ernst & Young LLP

Atlanta, Georgia

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 17 to the financial statements.

                                                   /s/ Ernst & Young LLP

Atlanta, Georgia
August 24, 2005